UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 9.000% Senior Secured Notes due 2025

General

On November 22, 2019, Houghton Mifflin Harcourt Company (the “Company”) completed the sale of $306 million in aggregate principal amount of 9.000% Senior Secured Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes were issued by the Company’s wholly owned subsidiaries, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC (collectively, the “Issuers”) and were issued pursuant to an indenture (the “Indenture”), among the Company, the Issuers, the subsidiaries of the Company acting as guarantors party thereto (the “Subsidiary Guarantors”), U.S. Bank National Association, as trustee, and Citibank N.A., as collateral agent.

The Notes will mature on February 15, 2025 and will bear interest at a rate of 9.000% per annum. The Issuers will pay interest on the Notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020.

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured basis by the Company and all of the direct and indirect subsidiaries of the Company that guarantee (collectively, the “Guarantors”, and such guarantees, the “guarantees”) the Issuers’ obligations under the second amended and restated senior secured term loan facility (the “New Term Loan Facility”) and the second amended and restated senior secured asset-based revolving credit facility (the “New ABL Credit Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”), each of which are described below.

Security

The Notes and the guarantees are secured (1) on a first-priority basis by security interests in all of the Issuers’ and the Guarantors’ assets securing the New Term Loan Facility (such assets, other than the assets securing the New ABL Credit Facility, the “Notes Priority Collateral”), and (2) on a second-priority basis by security interests in all of the Issuers’ and the Guarantors’ assets securing the New ABL Credit Facility on a first-priority basis (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Notes Collateral”), equal in priority to the liens securing the New Term Loan Facility, in each case, other than any excluded assets, and are subject to intercreditor agreements. The New ABL Credit Facility is secured on a second-priority basis by the Notes Priority Collateral.

Ranking

The notes and the guarantees are the general senior secured obligations of the Issuers and the Guarantors and rank pari passu in right of payment with the Issuers’ and the Guarantors’ existing and future senior indebtedness, including the New Senior Secured Credit Facilities, are senior in right of payment to all future subordinated indebtedness of the issuers and the guarantors and are effectively senior to any existing and future unsecured indebtedness of the Issuers’ and the Guarantors’ to the extent of the value of the Notes Collateral. The Notes and the guarantees rank effectively equal to all of the Issuers’ and the Guarantors’ future indebtedness secured by a first-priority lien on the Notes Priority Collateral (including the New Term Loan Facility), to the extent of the value of such collateral, are effectively subordinated to all of the Issuers’ and the Guarantors’ future indebtedness secured by a first-priority lien on the ABL Priority Collateral (including the New ABL Credit Facility), to the extent of the value of such collateral, and are structurally subordinated to all of the existing and future indebtedness and other liabilities, including preferred stock, of existing and future subsidiaries of the Company that do not guarantee or co-issue the Notes.

Redemption

Prior to February 15, 2022, the Issuers may, at their option, in whole or in part, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, to, but excluding, the date of redemption. In addition, prior to February 15, 2022, the Issuers may, at their option, on any one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of the Notes at a redemption price equal to 109.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the date of redemption, with the net proceeds from certain equity offerings.

On or after February 15, 2022, the Issuers may, at their option, in whole or in part, or any one or more occasions, redeem the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, to, but excluding, the date of redemption, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Dates	Percentage
2022	104.500%
2023	102.250%
2024 and thereafter	100.000%

If the Issuers sell certain of their assets or experience certain kinds of changes of control, the Issuers must offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company and the Issuers and the ability of the Company’s restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries; (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) incur certain liens.

Events of Default

The Indenture provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

Copies of the Indenture and the Notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the Notes.

New Term Loan Facility

On November 22, 2019, concurrently with the issuance of the Notes, the Issuers and the Guarantors entered into a second amended and restated term loan credit agreement (the “New Term Loan Credit Agreement”) with the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent.

Size and Availability

The New Term Loan Credit Agreement provides for the New Term Loan Facility and the loans thereunder (the “Term Loans”) in an initial aggregate principal amount of $380 million. The Issuers of the Notes (which are referred to herein as the “borrowers”) are the borrowers under the New Term Loan Facility. The full amount of the New Term Loan Facility was drawn at the closing of the New Term Loan Facility and amounts borrowed that are repaid or prepaid may not be reborrowed.

The borrowers are permitted to increase the New Term Loan Facility or add one or more term loan facilities (the “Incremental Term Facilities”) or add one additional revolving credit facility (“Incremental Revolving Facility” and collectively, with the Incremental Term Facilities, the “Incremental Facilities”) in an aggregate principal amount up to the sum of (a) $125 million plus (b) an amount equal to all voluntary prepayments of the term loans under our New Term Loan Facility or any Incremental Term Facilities and permanent revolving credit commitment reductions under any Incremental Revolving Facility plus (c) an additional unlimited amount so long as we do not exceed a specified pro forma net first lien leverage ratio. The lenders under our New Term Loan Facility are not under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Use of Proceeds

The proceeds of the New Term Loan Facility will be used by the borrowers, together with the proceeds of the sale of the Notes and cash on hand, to refinance the existing term loan facility, and for working capital and other general corporate purposes, including payment of fees and expenses.

Interest Rate and Fees

Loans under the New Term Loan Facility bear interest at a rate per annum equal to, at the option of the borrowers, either (a) LIBOR plus a margin of 6.25% or (b) an alternate base rate plus a margin of 5.25%.

Amortization and Maturity

The New Term Loan Facility will mature five years after the closing date of the New Term Loan Facility. The term loans under the New Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 5.0% of the original principal amount of such term loans with the balance being payable on the maturity date of the New Term Loan Facility.

Refinancing

Subject to certain conditions, the New Term Loan Credit Agreement permits the borrowers to refinance Term Loans under the New Term Loan Facility or any Incremental Facility from time to time, in whole or part, with one or more new term facilities or replace commitments under any Incremental Revolving Facility with new revolving credit facilities.

Prepayments

The New Term Loan Facility contains customary mandatory prepayment requirements, including with respect to excess cash flow, proceeds from certain asset sales or dispositions of property, and proceeds from certain incurrences of indebtedness.

The New Term Loan Facility permits the borrowers to voluntarily prepay outstanding Term Loans at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment of the Term Loans under the New Term Loan Facility in connection with certain repricing transactions that occur before the date that is twelve months after the closing of the New Term Loan Facility shall be subject to a prepayment premium of 1.00% of the principal amount of the Term Loans so prepaid.

Guarantees and Security

The New Term Loan Facility is guaranteed by each of the Guarantors. All obligations under the New Term Loan Facility and the guarantees of those obligations are secured by a perfected first-priority security interest in the Notes Priority Collateral and a perfected second-priority security interest in the ABL Priority Collateral, and are subject to intercreditor agreements.

Certain Covenants and Events of Default

The New Term Loan Facility contains negative covenants that, subject to significant exceptions and qualifications, limit the borrowers’ ability and the ability of the Company and the restricted subsidiaries to, among other things: (i) sell assets; (ii) engage in mergers, consolidated, liquidations and dissolutions; (iii) pay dividends and distributions or repurchase capital stock; (iv) incur additional indebtedness; (v) make investments, loans or advances; (vi) create liens on assets; (vii) engage in certain transactions with affiliates; (viii) engage in certain sale-leaseback transactions; (ix) make certain changes to the business of the Company, the borrowers or the restricted subsidiaries; (x) enter into agreements with limit the ability of the restricted subsidiaries to incur restrictions on their ability to make distributions; (xi) make modifications to certain subordinated indebtedness; and (xii) amend or waive organizational documents.

The New Term Loan Facility also includes customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the New Term Loan Facility are entitled to take various actions, including the acceleration of all amounts due under the New Term Loan Facility and all actions permitted to be taken by a secured creditor

A copy of the New Senior Secured Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the New Senior Secured Credit Agreement and the New Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Senior Secured Credit Agreement.

New ABL Facility

On November 22, 2019, concurrently with the issuance of the Notes and the entry into the New Term Loan Credit Agreement, the Issuers and Guarantors entered into a second amended and restated revolving credit agreement (the “New Revolving Credit Agreement”) governing our New ABL Credit Facility with the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent.

The Issuers (which are referred to herein as the “borrowers”) are the borrowers under the New ABL Credit Facility. The New ABL Credit Facility includes sub-facilities for letters of credit and short-term borrowings referred to as the swingline borrowings. In addition, the New Revolving Credit Agreement provides that we have the right at any time, subject to customary conditions, to request incremental commitments on terms set forth in the New Revolving Credit Agreement.

Size and Availability

The New ABL Credit Facility provides for a non-amortizing asset-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal (a) to the lesser of (i) the borrowing base, which equals 85% of the eligible accounts receivable of the borrowers and the Guarantors, and up to the lesser of 85% of the orderly liquidation value of eligible inventory and 75% of the cost of eligible inventory, in each case subject to customary eligibility criteria and less certain reserves, and (ii) the then-effective aggregate revolving credit commitments, which are initially $250 million, minus (b) the aggregate amount of outstanding borrowings and any undrawn or unreimbursed letters of credit.

The New ABL Credit Facility has (i) a letter of credit facility for letters of credit in an aggregate amount of $50 million and (ii) a discretionary swingline loan subfacility in an aggregate amount of $20 million.

The borrowers are permitted to increase the New ABL Credit Facility commitments or establish additional revolving credit facility tranches in an aggregate principal amount up to $100 million, subject to certain customary conditions. The lenders under our New ABL Credit Facility are not under any obligation to provide any such additional tranches or commitments.

Interest Rate and Fees

Borrowings under the New ABL Credit Facility bear interest at a rate per annum equal to, at the option of the borrowers, either LIBOR plus a margin between 1.50% and 2.00%, or an alternative base rate plus a margin between 0.50% and 1.00%, which margins are based on average daily availability.

In addition to paying interest on outstanding principal under the New ABL Credit Facility, the borrowers are required to a pay a commitment fee to the lenders in respect of the unutilized revolving commitments thereunder of either 0.25% or 0.375% based on average daily availability. The borrowers will pay a customary letter of credit fee for each issued letter of credit.

Maturity

Borrowings under the New ABL Credit Facility will mature, and lending commitments thereunder will terminate, on the date that is the earlier of (i) five years after the closing of the New Revolving Credit Agreement and (ii) if the debt incurred under the New Term Loan Facility has not been refinanced in full on or prior to the date that is 91 days prior to the date that is five years after the closing of the New Revolving Credit Agreement, such 91st day.

Prepayments

If, at any time, the outstanding amount under the New ABL Credit Facility exceeds the lesser of (i) the aggregate amount committed by the lenders and (ii) the borrowing base, the borrowers are required to prepay first, any protective advances and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount not equal to such excess, as applicable.

Subject to customary exceptions and restrictions, the borrower may voluntarily repay outstanding amounts under the New ABL Credit Facility at any time without premium or penalty. Any voluntary prepayments the borrowers make will not reduce commitments under the New ABL Credit Facility.

Guarantees and Security

The New ABL Credit Facility is guaranteed by each of the Guarantors. All obligations under the New ABL Credit Facility and the guarantees of those obligations are secured by a perfected first-priority security interest in the ABL Priority Collateral and a perfected second-priority security interest in the Notes Priority Collateral, and are subject to an intercreditor agreement.

Certain Covenants and Events of Default

The New ABL Credit Facility requires us to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 on a trailing four-quarter basis only during certain periods commencing when excess availability under the New ABL Credit Facility is less than certain limits prescribed by the terms of the New ABL Credit Facility.

The New ABL Credit Facility also contains negative covenants that, subject to significant exceptions and qualifications, limit the borrowers’ ability and the ability of the Company and the restricted subsidiaries to, among other things: (i) sell assets; (ii) engage in mergers, consolidated, liquidations and dissolutions; (iii) pay dividends and distributions or repurchase capital stock; (iv) incur additional indebtedness; (v) make investments, loans or advances; (vi) create liens on assets; (vii) engage in certain transactions with affiliates; (viii) engage in certain sale-leaseback transactions; (ix) make certain changes to the business of the Company, the borrowers or the restricted subsidiaries; (x) enter into agreements with limit the ability of the restricted subsidiaries to incur restrictions on their ability to make distributions; (xi) make modifications to certain subordinated indebtedness; and (xii) amend or waive organizational documents.

The New Revolving Credit Agreement also includes customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the New Revolving Credit Agreement are entitled to take various actions, including the acceleration of all amounts due under the New Revolving Credit Agreement and all actions permitted to be taken by a secured creditor.

A copy of the New Revolving Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the New Revolving Credit Agreement and the New ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the New ABL Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of November 22, 2019, among Houghton Mifflin Harcourt Company, Inc., Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, and Citibank N.A., as collateral agent.

4.2	Form of 9.000% Senior Secured Notes due 2025 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

10.1

Second Amended and Restated Term Loan Credit Agreement, dated as of November 22, 2019, among Houghton Mifflin Harcourt Company, Inc., Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC, the subsidiary guarantors party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Market Inc., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Citizens Bank, N.A., as co-manager.

10.2

Second Amended and Restated Revolving Credit Agreement, dated as of November 22, 2019, among Houghton Mifflin Harcourt Company, Inc., Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC, the subsidiary guarantors party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Market Inc., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Citizens Bank, N.A., as co-manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary & General Counsel

Dated: November 25, 2019